UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

PHARMASSET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33428	98-0406340
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

303-A College Road East Princeton, NJ		08540
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (609) 613-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On January 12, 2012, Royal Merger Sub II Inc. (“Purchaser”), a wholly-owned subsidiary of Gilead Sciences, Inc. (“Gilead”), completed its tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.001 (“Shares”) of Pharmasset, Inc. (“the Company”), at a price of $137 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 21, 2011, among the Company, Gilead and Royal Merger Sub Inc. (the rights of which thereunder were assigned to Purchaser on January 12, 2012) (the “Merger Agreement”). The Offer expired as scheduled at 12:00 midnight, New York City time, on January 12, 2012 and was not extended. The Company was advised by the depositary for the Offer that, as of the expiration time of the Offer, a total of approximately 72,041,926 Shares were validly tendered and not withdrawn pursuant to the Offer, representing approximately 95% of the Shares outstanding (including approximately 5,529,352 Shares delivered through notices of guaranteed delivery, representing approximately 7% of the Shares outstanding). Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn prior to the expiration time of the Offer (such time of acceptance, the “Acceptance Time”) and will promptly make payment to the depositary for the Offer for such Shares.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with the Merger Agreement, each of P. Schaefer Price, M.B.A., Elliot F. Hahn, Ph.D. and Michael K. Inouye resigned from the Board and from all committees of the Board on which such directors served, effective as of the Acceptance Time. Each resigning director resigned pursuant to the provisions of the Merger Agreement, and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices. Herbert J. Conrad, William J. Carney and Robert F. Williamson III remain directors of the Company and are expected to continue as directors until the consummation of the Merger.

In addition, effective as of the Acceptance Time, the Board appointed the following individuals as members of the Board: John F. Milligan, Ph.D., Robin L. Washington and Brett A. Pletcher as Class I directors; Gregg H. Alton and Kevin Young as Class II directors; and Muz Mansuri, Ph.D. and Norbert W. Bischofberger, Ph.D. as Class III directors. Such persons were designated for appointment as directors of the Company by Purchaser pursuant to the Merger Agreement. Each such person is an officer and/or director of Gilead. Information about the directors designated for appointment by Purchaser was previously disclosed in the Information Statement comprising Annex A to the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission on December 6, 2011, as subsequently amended (as so amended, the “Schedule 14D-9”) and is incorporated herein by reference.

The other information required by Item 5.02 of Form 8-K is contained in the Schedule 14D-9, including the Information Statement comprising Annex A thereto, and such information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMASSET, INC.

Dated: January 12, 2012	By:	/s/ Kurt Leutzinger
	Name:	Kurt Leutzinger
	Title:	Chief Financial Officer